Exhibit 10.5

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is being executed and delivered as of October 10, 2019, by Wasef Jabsheh (the “Subject Party”) in favor of and for the benefit of Tiberius Acquisition Corporation, a Delaware corporation (“Purchaser”), International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), upon execution and delivery of a Joinder Agreement (as defined below) in substantially the form attached as Exhibit A hereto, Pubco (as defined below), and each of Pubco’s, Purchaser’s and/or the Company’s present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Pubco, Purchaser and the Company, the “Covered Parties”).  Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, (i) Purchaser, (ii) Lagniappe Ventures LLC, a Delaware limited liability company, in the capacity under the Business Combination Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance with the Business Combination Agreement, the “Purchaser Representative”), (iii) the Company, and (iv) Wasef Jabsheh, in the capacity thereunder as the Seller Representative (the “Seller Representative”), entered into that certain Business Combination Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, including pursuant to the joinder agreements referenced below, the “Business Combination Agreement”), to which a newly-formed Bermuda exempted company (“Pubco”) and its newly-formed wholly-owned subsidiary organized in Delaware (“Merger Sub”) are to become parties thereto pursuant to joinder agreements entered into after the date thereof;

WHEREAS, on or after the date of the Business Combination Agreement, certain shareholders of the Company (each a “Seller”), including the Subject Party, constituting all or substantially all of the shareholders of the Company, each entered into a Share Exchange Agreement with the Company, Purchaser and the Seller Representative (pursuant to which Pubco will become a party thereafter upon execution of a joinder thereto) (each, an “Exchange Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and the Exchange Agreements, subject to the terms and conditions thereof, among other matters, (i) Purchaser will merge with and into Merger Sub (the “Merger”), with Purchaser continuing as the surviving entity and a wholly-owned subsidiary of Pubco, and with holders of Purchaser’s securities receiving substantially equivalent securities of Pubco, and (ii) Pubco will acquire all or substantially all of the issued and outstanding capital shares of the Company from the Sellers in exchange for a mix of cash and common shares of Pubco, with the Company becoming a subsidiary of Pubco (the “Share Exchange” and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, upon its formation, Pubco shall execute a Joinder Agreement to this Agreement in the form attached hereto as Exhibit A (a “Joinder Agreement”) whereby it shall become a party to this Agreement and become subject to the rights and obligations of Pubco set forth herein;

WHEREAS, the Company (and after the consummation of the Share Exchange, Pubco), directly and indirectly through its Subsidiaries, engages in the business of commercial property and casualty insurance and re-insurance (the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Business Combination Agreement and the consummation of the Transactions, and to enable Purchaser and Pubco to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, Purchaser has required (and upon its formation, Pubco will require) that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce Purchaser and Pubco to enter into the Business Combination Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer and/or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce Purchaser and Pubco to enter into the Business Combination Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1.           Restriction on Competition.

(a)         Restriction.  The Subject Party hereby agrees that during the period from the Closing until the three (3) year anniversary of the Closing Date (the “Restricted Period”), the Subject Party will not, and will cause his controlled Affiliates not to, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in Asia, Africa, the Middle East, Central America, South America Continental Europe or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage or control, or participate in the ownership, management or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”).  Notwithstanding the foregoing, the Subject Party and his controlled Affiliates may (i) directly or indirectly own passive investments of no more than three percent (3%) of the total issued and outstanding equity interests of a Competitor that is publicly traded, so long as the Subject Party and his controlled Affiliates and their respective equity holders, directors, officers, managers and employees who were involved with the business of any of the Covered Parties are not involved in the management or control of such Competitor (“Permitted Ownership”), and (ii) make any investment in a Competitor so long as such investment is disclosed to the board of directors of Pubco, and approved by a majority of the disinterested independent directors on the board of directors of Pubco.

(b)          Acknowledgment.  The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Covered Parties and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Purchaser and Pubco to enter into the Business Combination Agreement and consummate the Transactions, for which the Subject Party and/or his controlled Affiliates will receive a substantial direct or indirect financial benefit, and that Purchaser and Pubco would not have entered into the Business Combination Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it could cause serious and irreparable injury if the Subject Party and/or his controlled Affiliates were to breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his controlled Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the restrictions placed upon the Subject Party are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (vii) the consideration provided to the Subject Party under this Agreement and the Business Combination Agreement is not illusory, and (viii) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.           No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants.  The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit his controlled Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on his own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of his duties on behalf of the Covered Parties), directly or indirectly:  (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); or (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; provided, however, the Subject Party and his controlled Affiliates will not be deemed to have violated this Section 2(a) if (i) any Covered Personnel independently solicits an offer of employment from the Subject Party or his controlled Affiliate (or other Person of whom any of them is acting on behalf) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or his controlled Affiliate (or such other Person of whom any of them is acting on behalf) that is not targeted at such Covered Personnel or Covered Personnel generally, or (ii) the Subject Party hires any Covered Personnel following three (3) months after such Covered Personnel’s termination by the relevant Covered Party.  For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties as of the Closing Date, at any time during the Restricted Period, or within the six (6) month period preceding the relevant time of determination.

(b)         Non-Solicitation of Customers and Suppliers.  The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit his controlled Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of his duties on behalf of the Covered Parties), directly or indirectly solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (i) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (ii) materially reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner material and adverse to any Covered Party, in either case, with respect to or relating to the Business.  For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or took specific action to make a proposal) of a Covered Party as of the Closing Date, at any time during the Restricted Period, or within the six (6) month period preceding the relevant time of determination.

3.        Confidentiality.  During the Restricted Period and for a period of two (2) years thereafter, the Subject Party will, and will cause his Representatives to, keep confidential and not (except in the course of his employment or otherwise in the performance of his duties (including as an officer or director) on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion).  As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is:  (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by third parties; and (B) intended and maintained by such Covered Party or its Representatives or third parties to be kept in confidence.  The obligations set forth in this Section 3 will not apply to any Covered Party Information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of his controlled Affiliates; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation; (iv) is developed independently by the Subject Party without use of or reference to any Covered Party Information, or (v) is legally required or compelled to be disclosed (including pursuant to U.S. federal securities laws); provided that (A) to the extent legally permitted, the applicable Covered Party is given promptly written notice of such requirement so that a Covered Party may seek, at the Covered Party’s cost, a protective order or other remedy or waive compliance with this Section 3, and (B) in the event that such protective order or other remedy is not obtained, or the Covered Party waives compliance with this Section 3, furnish only that portion of such Covered Party Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Covered Party Information.

4.           Representations and Warranties.  The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound.  By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.          Remedies.  The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated.  The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award:  (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs reasonably incurred in enforcing the Covered Party’s rights under this Agreement.  The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.          Survival of Obligations.  The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period.

7.           Miscellaneous.

(a)          Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser prior to the Closing, to:

Tiberius Acquisition Corporation
3601 N. Interstate 10 Service Rd. W.
Metairie, LA 70002, U.S.A.
Attn:  Andrew J. Poole, Chief Investment Officer
Telephone No.:  (504) 754-6671
Email:  APoole@tiberiusco.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York  10105, USA
Attn:         Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Facsimile No.:  (212) 370-7889
Telephone No.:  (212) 370-1300
Email:       sneuhauser@egsllp.com
mgray@egsllp.com

If to the Company prior to the Closing, to:

International General Insurance Holdings Ltd
Office 606, Level 6, Tower 1
Al Fattan Currency House
Dubai International Financial Centre
PO Box 506646
Dubai, United Arab Emirates
Attn:  Wasef Jabsheh, CEO and Vice Chairman
Facsimile No.:  +96265662085
Telephone No.: +96265662082
Email: WSJ@iginsure.com

with a copy (that will not constitute notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

If to Pubco at any time or to Purchaser or the Company after the Closing, to: the address set forth in the Joinder Agreement.
If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b)        Integration and Non-Exclusivity.  This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof.  Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and his controlled Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between the Subject Party or his controlled Affiliate and any of the Covered Parties.  Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between the Subject Party or his controlled Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement.  If any term or condition of any other agreement between the Subject Party or his controlled Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or his controlled Affiliate, as applicable.

(c)          Severability; Reformation.  If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Subject Party and the Covered Parties will substitute a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.  Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable.  The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)        Amendment; Waiver.  This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Subject Party, Purchaser, Pubco (upon execution of the Joinder Agreement) and, from and after the Closing, the Purchaser Representative (or their respective permitted successors or assigns).  No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and from and after the Closing if such waiving party is a Covered Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given.  Notwithstanding the foregoing, no delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall operate as a waiver of such term, covenant, condition or right, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Dispute Resolution.  Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration of the ICC (the “ICC Rules”).  To the extent that the ICC Rules and this Agreement are in conflict, the terms of this Agreement shall control.  The seat of arbitration shall be in New York County, State of New York.  The language of the arbitration shall be English.  The tribunal shall consist of three arbitrators.  The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator.  The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC.  The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York.  The proceedings shall be streamlined and efficient, and time is of the essence.  An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute.  Judgment on the award may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, applications for a temporary restraining order, preliminary injunction or other temporary equitable relief in relation to a Dispute or application for the enforcement of a resolution under this Section 7(e) may be made in the Specified Courts.

(f)          Governing Law; Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.  Without derogating from the agreement to arbitrate in Section 7(e), each party hereto hereby (i) submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding  arising out of or relating to this Agreement or the transactions contemplated hereby and permitted by Section 7(e) (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.  Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a).  Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law

(g)        WAIVER OF JURY TRIAL.  WITHOUT DEROGATING FROM THE AGREEMENT TO ARBITRATE IN SECTION 7(e) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g).

(h)          Successors and Assigns; Third Party Beneficiaries.  This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns.  Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party.  The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party.  Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i)          Purchaser Representative Authorized to Act on Behalf of Covered Parties.  The parties acknowledge and agree that from and after the Closing the Purchaser Representative is authorized and shall have the sole right to act on behalf of Pubco, Purchaser and the other Covered Parties under this Agreement, including the right to enforce Pubco’s, Purchaser’s and the other Covered Parties’ rights and remedies under this Agreement.  Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any Dispute or Proceeding with respect hereto.

(j)           Construction.  The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.  Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement.  The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)          Counterparts.  This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the aforementioned requirements.

(l)          Effectiveness.  This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing.  In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

/s/ Wasef Jabsheh
Wasef Jabsheh

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above:

Purchaser:

TIBERIUS ACQUISITION CORPORATION

By:	/s/ Andrew Poole
Name:	Andrew Poole
Title:	Chief Investment Officer

The Company:

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

By:	/s/ Wasef Jabsheh
Name:	Wasef Jabsheh
Title:	Chief Executive Officer

The Purchaser Representative:

LAGNIAPPE VENTURES LLC,
solely in its capacity as the Purchaser Representative

By:	/s/ Michael Gray
Name:	Michael Gray
Title:	Managing Member

{Signature Page to Non-Competition Agreement}

EXHIBIT A
FORM OF JOINDER AGREEMENT
TO NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This JOINDER AGREEMENT, dated as of ______________, 2019 (this “Joinder”), is executed and delivered by [Pubco], a Bermuda exempted company (“Pubco”), pursuant to the Non-Competition and Non-Solicitation Agreement entered into on or about October 10, 2019 (as amended, supplemented or otherwise modified from time to time, the “Non-Competition Agreement”) by Wasef Jabsheh (the “Subject Party”) in favor of and for the benefit of Pubco, Tiberius Acquisition Corporation, a Delaware corporation (“Purchaser”), International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), and each of Pubco’s, Purchaser’s and/or the Company’s present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Pubco, Purchaser and the Company, the “Covered Parties”).  Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Non-Competition Agreement.

1.          Joinder to the Non-Competition Agreement.  Upon the execution of this Joinder by Pubco and delivery hereof to the Subject Party, Purchaser, the Company and the Purchaser Representative, Pubco shall become party to the Non-Competition Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Non-Competition Agreement as the “Pubco” party thereto as though an original party thereto for all purposes thereof and with all the rights, privileges, obligations and responsibilities of Pubco as set forth therein as of the date of this Joinder Agreement set forth above.  Pubco hereby acknowledges that it has received and reviewed a complete copy of the Non-Competition Agreement.

2.         Incorporation by Reference.  All terms and conditions of the Non-Competition Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.           Notices.  All notices under the Non-Competition Agreement to Pubco shall be directed to:

If to Pubco prior to the Closing, to: [Pubco] [Address] Attn: [ ] Facsimile No.: [ ] Telephone No.: [ ] Email: [ ]

with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

If to Pubco, Purchaser or the Company after the Closing, to:

[Pubco]
[Address]
Attn: [      ]
Facsimile No.:  [     ]
Telephone No.:  [     ]
Email:  [   ]

and

Lagniappe Ventures LLC
3601 N. Interstate 10 Service Rd. W.
Metairie, LA 70002, U.S.A.
Attn:  Andrew J. Poole
Telephone No.:  (504) 754-6671
Email:  APoole@tiberiusco.com

with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York  10105, USA
Attn:          Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Facsimile No.:  (212) 370-7889
Telephone No.:  (212) 370-1300
Email:       sneuhauser@egsllp.com
mgray@egsllp.com

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder to Non-Competition and Non-Solicitation Agreement as of the date first above written.

Pubco:

[PUBCO]

By:
Name:
Title:

{Signature Page to Non-Competition Agreement Joinder}